Exhibit 10.3

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

PATENT LICENSE AGREEMENT

Microtune, Inc., a Delaware corporation

and Microtune (Texas), L.P., a Texas limited partnership

Broadcom Corporation, a California corporation

Broadcom International Limited, a Cayman Islands Corporation

June 13, 2004

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i

TABLE OF CONTENTS

(continued)

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ii

TABLE OF CONTENTS

(continued)

		Page
6.11	Entire Agreement	24
6.12	Modification; Waiver	24
6.13	Construction	24
6.14	Counterparts	24
6.15	Section Headings	24

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iii

PATENT LICENSE AGREEMENT

This PATENT LICENSE AGREEMENT (this “Agreement”) is made and entered into as of June 13, 2004 by and between, on the one hand, Microtune, Inc., a Delaware corporation, having offices at 2201 10th Street, Plano, TX 75074 together with its wholly owned subsidiary Microtune (Texas), L.P., a Texas limited partnership, having offices at 2201 10th Street, Plano, TX 75074 (“Microtune-LP”) (collectively, “Microtune”), and Broadcom Corporation, a corporation organized and existing under the laws of California, having offices at 16215 Alton Parkway, Irvine, California 92619 together with its wholly owned subsidiary Broadcom International Limited, a Cayman Islands Corporation, with a place of business at Zephyr House, Mary Street, P.O. Box 709 GT, Georgetown, Grand Cayman, Cayman Islands, British West Indies (“Broadcom International”) (collectively, “Broadcom”) (Microtune and Broadcom are individually referred to herein as a “Party,” and collectively as the “Parties”).

WITNESSETH

WHEREAS, Microtune and Broadcom are concurrently entering into (i) a Settlement Agreement under which the parties are settling and releasing all outstanding claims and dismissing all litigation between them (“Settlement Agreement”); and (ii) a Business Agreement (“Business Agreement”);

WHEREAS, Microtune desires to grant, and Broadcom desires to receive a license for certain products, on the terms and conditions set forth in this Agreement;

WHEREAS, Broadcom desires to grant, and Microtune desires to receive, a license for certain products, on the terms and conditions set forth in this Agreement; and

WHEREAS, Broadcom will be paying royalties to Microtune for the sale of certain products meeting the definition of “Royalty Bearing Products”, without respect to whether U.S. Patent No. 5,727,035 (the “035 Patent”) is valid and enforceable in the United States and/or whether Microtune has patent rights that correspond to the ‘035 Patent in foreign countries. The parties acknowledge that the payment of royalties in the United States or in any foreign country in accordance with this Agreement does not constitute patent misuse and Broadcom will not allege that it does constitute patent misuse. It is understood that the royalties payable under this Agreement are in consideration for the licenses granted to Broadcom herein and the dismissals and releases granted to Broadcom under the Settlement Agreement.

NOW, THEREFORE, in consideration of the above recitals and mutual covenants hereinafter contained, the parties agree as follows:

ARTICLE I – DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Affiliate” means, with respect to a given Person (the “Subject Person”), any other Person who controls, is controlled by or is under common control with the Subject Person. For

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purposes of this Section 1.1, control means direct or indirect ownership of more than fifty percent (50%) of the Voting Power of a respective Person. A Person shall be deemed to be an Affiliate under this Agreement only so long as such control exists.

1.2 “Broadcom Licensed Product” means [***]

1.3 “Broadcom Patents” means : (a) all Patents worldwide that satisfy each of the following conditions (i) have a Priority Date on or before the end of the Capture Period (including those that have a Priority Date prior to the Effective Date); (ii) for which Broadcom or any of its Subsidiaries has as of the Effective Date or obtains at any time during the Term, ownership, or for which Broadcom or any of its Subsidiaries has as of the Effective Date or obtains at any time during the Capture Period, any other right to grant licenses to Microtune of or within the scope granted herein without requiring payment of royalties or other consideration by Broadcom or any of its Subsidiaries to a Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Broadcom or any of its Subsidiaries); and (iii) which Patents would be infringed, but for the licenses granted in this Agreement, by the manufacture, use, sale, offer for sale or import of a Microtune Licensed Product; and (b) but only with respect to claims in the Patents described in subparagraph (a) [***] Notwithstanding anything to the contrary in the foregoing, the term “Broadcom Patents” includes all Patents asserted against Microtune or any Microtune Licensed Subsidiary in the Actions (as defined in Section 1.1 of the Settlement Agreement).

1.4 “Capture Period” means a period ending four (4) years after the Effective Date.

1.5 “Change of Control” means a transaction or series of related transactions (other than a transaction or series of related transactions effected solely for the purposes of changing the form or jurisdiction of organization of an entity, or a pledge of assets pursuant to a credit agreement with an unrelated bank, bank group or other financial institution) in which either (i) a Party consolidates or merges with or into another Electronics Company, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets directly or indirectly to another Electronics Company, or any Electronics Company consolidates with, or merges with or into, a Party, in each case unless the direct and indirect holders of Voting Power of the Party immediately prior to the transaction or series of related transactions (“Existing Holders”) will hold, directly or indirectly, more than fifty (50%) of the Voting Power of the surviving or transferee Person immediately after the transaction or series of related transactions; or (ii) any Electronics Company or “group” (as such term is used in Rule 13d-5 under the United States Securities Exchange Act of 1934, but excluding any Class B Holders acquiring shares of Broadcom) including an Electronics Company is or becomes, or has the right to become, the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of a Party. Notwithstanding the foregoing, in no event shall any transaction or series of transactions that results in one or more of the Class B Holders, alone or in combination, becoming, or having the right to become, the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of Broadcom (or any successor to Broadcom) be considered a Change of Control.

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1.6 “Class B Holders” means Henry Samueli, Henry Nicholas, their respective Descendants, current and former Spouses and their respective Descendants, and any Trusts, Charitable Organizations or IRAs for any of the foregoing (Descendants, Spouses, Trusts, Charitable Organizations and IRAs have the respective meanings ascribed to such terms in Broadcom’s Articles of Incorporation as of the Effective Date of this Agreement).

1.7 “Custom ASIC” means an application specific or customer specific integrated circuit product (“ASIC”) developed for a Third Party, and sold by a Party or its Licensed Subsidiary to such Third Party, where such Party or its Licensed Subsidiary conducts significant development with respect to such ASIC or the pre-configured cells of such Party or its Licensed Subsidiary that are used in such ASIC, whether or not sold under a Third Party’s brand name.

1.8 “Digital Control Circuitry for Analog Devices” means [***]

1.9 “Digital Signal Processing” means [***]

1.10 “Dual Conversion Tuner” means [***]

1.11 “Effective Date” means the date on which all the conditions set forth in Article VI of the Settlement Agreement have been satisfied, and the settlement reflected therein becomes effective, as all defined in the Settlement Agreement.

1.12 “Electronics Company” means a Person that conducts, or is an Affiliate of a Person that conducts, material business in the area of design, development, manufacture, sale or distribution of any discrete or integrated circuit devices (including multi-chip modules and chipsets), firmware, software, boards, subsystems or systems.

1.13 “Existing Patents” means all Broadcom Patents and Microtune Patents that have a Priority Date on or before the Effective Date.

1.14 “Foundational Analog Technology” means [***]

1.15 “Licensed Products” means Microtune Licensed Products in the case of Microtune and its Licensed Subsidiaries and Broadcom Licensed Products in the case of Broadcom and its Licensed Subsidiaries.

1.16 “Licensed Subsidiary” means, (a) with respect to a given Party (the “Parent”), any other Person taxed by the United States as a corporation (or, in a foreign country, taxed by the relevant jurisdiction in a similar manner as the United States taxes a corporation) where the Parent directly or indirectly owns or controls more than fifty percent (50%) of the Voting Power of such other Person; and (b) with respect to a given Parent, any other Person taxed by the United States as a partnership (or, in a foreign country, taxed by the relevant jurisdiction in a similar manner as the United States taxes a partnership) where the following conditions are met: (i) the Parent directly or indirectly owns or controls more than eighty percent (80%) of the Voting Power of such other Person and the Parent directly or indirectly has the right to participate in greater than eighty percent (80%) of the profits and/or losses of such other Person

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associated with shares, securities or other ownership interest in such Person (e.g., dividends paid or committed to be paid to shareholder base, liquidation preferences granted or paid with respect to certain classes of securities, and the like). A Person shall be deemed to be a Licensed Subsidiary under this Agreement only so long as such ownership, control, profits and/or losses exists and only so long as the Parent has not contractually or otherwise surrendered, limited, or in any other way abandoned, materially constrained, or assigned to a Third Party its authority to elect the managing authority or make decisions for the respective Person.

1.17 “Microtune Licensed Product” means [***]

1.18 “Microtune Patents” means all Patents worldwide that satisfy each of the following conditions: (i) have a Priority Date on or before the end of the Capture Period (including those that have a Priority Date prior to the Effective Date); (ii) for which Microtune or any of its Subsidiaries has as of the Effective Date or obtains at any time during the Term, ownership, or for which Microtune or any of its Subsidiaries has as of the Effective Date or obtains at any time during the Capture Period any other right to grant licenses to Broadcom of or within the scope granted herein without requiring payment of royalties or other consideration by Microtune or any of its Subsidiaries to a Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Microtune or any of its Subsidiaries); and (iii) which Patents would be infringed, but for the licenses granted in this Agreement, by the manufacture, use, sale, offer for sale or import of a Broadcom Licensed Product. Notwithstanding anything to the contrary in the foregoing, the term “Microtune Patents” includes all Patents asserted against Broadcom or any Broadcom Licensed Subsidiary in the Actions (as defined in Section 1.1 of the Settlement Agreement).

1.19 “New Patents” means all Broadcom Patents and Microtune Patents that have a Priority Date after the Effective Date and prior to the end of the Capture Period.

1.20 “Patents” means (i) all classes or types of patents, including utility patents, utility models, design patents, invention certificates, continuations, divisionals, continuations-in-part, reexaminations, reissues, extensions and renewals, in all countries of the world; and (ii) all applications for these classes or types of patents in all countries of the world.

1.21 “Person” shall mean an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

1.22 [***]

1.23 “[***] Supplied Tuners” means any and all single or direct conversion Tuners and Dual Conversion Tuners that are supplied by [***] to a Party or any of its Licensed Subsidiaries for sale by such Party or its Licensed Subsidiaries under the trademarks or trade names of such Party or any of its Licensed Subsidiaries, whether or not [***] also sells units of those Tuners to Third Parties (provided that the particular units sold by [***] to Third Parties are not included in the definition of [***] Supplied Tuners).

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1.24 “Priority Date” means the earliest priority date to which any Patent is entitled in a particular country. By way of example, it is understood that the Priority Date for a United States patent is the earlier of (i) the actual filing date of the United States patent application which issued into such patent, (ii) the priority date under 35 U.S.C. § 119 for such patent, or (iii) the priority date under 35 U.S.C. § 120 for such patent.

1.25 “Royalty” means the royalties payable by Broadcom to Microtune as set forth in Article III.

1.26 “Royalty Bearing Product” means a Broadcom Licensed Product that is a Dual Conversion Tuner (including any [***] Supplied Tuner that is a Dual Conversion Tuner).

1.27 “RF” means radio frequency.

1.28 “Subsidiary” means, with respect to a given Party or Person (the “Parent”), any other Person where the Parent directly or indirectly owns or controls more than fifty percent (50%) of the Voting Power of such other Person. A Person shall be deemed to be a Subsidiary under this Agreement only so long as such ownership or control exists. It is understood that references to Subsidiaries of a Party in this Agreement include all Licensed Subsidiaries of such Party.

1.29 “Term” is defined in Article IV.

1.30 “Third Party” means a Person other than a Party to this Agreement or a Subsidiary of a Party to this Agreement.

1.31 “Tuner” means a circuit, device, module, subsystem, chip or chip set for selecting signals at one or more specific radio frequencies or ranges of radio frequencies.

1.32 “Voting Power” means the right to exercise voting power with respect to the election of directors or similar managing authority of a Person (whether through direct or indirect beneficial ownership of shares or securities of such Person or otherwise).

1.33 “Year One,” “Year Two,” et seq. are defined in Section 3.1.

ARTICLE II – LICENSE GRANTS

2.1 Broadcom License to Microtune. Subject to the terms and conditions of this Agreement:

(a) Broadcom and its Subsidiaries hereby grant to Microtune and its Licensed Subsidiaries a non-exclusive, royalty-free, worldwide, non-transferable and non-assignable (except as set forth in Article V and Section 6.6) license, without the right to sublicense, under Broadcom Patents to make, have made (subject to Section 2.3(d)), use, sell (directly or indirectly), offer to sell and import Microtune Licensed Products.

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(b) The license granted to Microtune and its Licensed Subsidiaries in Section 2.1(a) does not include the grant of the right to include Digital Signal Processing in Microtune Licensed Products. The exclusion of Digital Signal Processing from the scope of the license grant shall not be construed, however, to exclude (a) circuits, devices or modules performing only analog processing of analog signals, including analog signals containing modulated digital data, such as in HDTV, DTV, OpenCable, and DOCSIS cable modem applications, (b) Digital Control Circuitry for Analog Devices, or (c) Foundational Analog Technology.

2.2 Microtune License to Broadcom. Subject to the terms and conditions of this Agreement, Microtune and its Subsidiaries (including Microtune LP) hereby grant to Broadcom and its Licensed Subsidiaries a non-exclusive, worldwide, non-transferable and non-assignable (except as set forth in Article V and Section 6.6) license, without the right to sublicense, under Microtune Patents to make, have made (subject to Section 2.3(d)), use, sell (directly or indirectly), offer to sell and import Broadcom Licensed Products. This license shall be royalty-bearing with respect to Royalty Bearing Products as set forth in Section 3.1 and royalty-free with respect to all other Broadcom Licensed Products.

2.3 Scope.

(a) It is understood that the sale or lease of a Licensed Product by a Party or its Licensed Subsidiary to a direct or indirect customer under the licenses set forth in Sections 2.1 and 2.2 conveys the right for such customer to use, sell (directly or indirectly), offer to sell and import such Licensed Products as sold by such Party or its Licensed Subsidiary (including as part of a larger combination through the incorporation of the Licensed Products into other products). Notwithstanding the foregoing, no right or license is granted to or conveyed (expressly or by implication, estoppel or otherwise) to customers for any patented invention which is directed to (i) a method or process which is other than the inherent use of such Licensed Product itself (as sold by the Party or its Licensed Subsidiary), or (ii) a combination of a Licensed Product (as sold by the Party or its Licensed Subsidiary) with any other product that is not a Licensed Product except: a patented combination to the extent that such combination would not be infringing but for the inclusion of the Licensed Product(s) so long as the Licensed Product(s) constitute(s) a material part of such patented combination, is/are especially made or especially adapted for use as part of such patented combination, and do/does not have any substantial non-infringing use. (By way of clarification, and not limitation, sales of Licensed Products as replacement parts shall not be considered to be a substantial non-infringing use). Notwithstanding the foregoing, in no event shall the sale or lease of a Licensed Product be construed as granting or conveying any right or license (expressly or by implication, estoppel or otherwise) to customers for any rights, or under any Patents, outside of the scope of the license granted by a Party to the other Party for the respective Licensed Product, and specifically excludes without limitation any right or license (expressly or by implication, estoppel or otherwise) under any Patent claims of Broadcom or its Licensed Subsidiaries that are excluded under subparagraph (b) of the definition of “Broadcom Patents”.

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(b) Each Party and its Subsidiaries covenants not to sue the other Party and its Licensed Subsidiaries on any claim that the other Party contributorily infringes or induces infringement of any Broadcom Patent or Microtune Patent, as applicable, by making, having made, using, selling, offering for sale, importing or distributing any Licensed Product (including by providing any reference designs or documentation for any Licensed Product). Each Party agrees that this Section 2.3(b) does not provide any license or benefit to any customer of a Party hereto for those combinations of a Licensed Product with any other product that is not covered by Section 2.3(a) above.

(c) [***]

(d) [***]

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(e) [***]

2.4 Subsidiaries. Each Party intends for this Agreement to extend to all of its Subsidiaries, as licensors, with respect to the licenses granted by such Party and its Subsidiaries to the other Party and its Licensed Subsidiaries, as licensees, under this Agreement. The Parties agree that, to the extent they are not already bound, each Party shall ensure that all such Subsidiaries are bound by the terms of this Agreement.

2.5 Non-Circumvention. Each Party agrees to take all steps that are reasonable and in good faith under the circumstances to ensure that all Patents are licensed under this Agreement that are directed to inventions that (i) are made by its and its Subsidiaries’ employees and/or individual contractors, or (ii) are made in substantial part using funding provided directly or indirectly by that Party and/or its Subsidiaries. Notwithstanding the foregoing, both parties understand and intend that there are circumstances in which a Party could reasonably agree in good faith with an independent Third Party that the Party would not have rights to license and/or enforce Patents directed to inventions developed in conjunction with employees and/or contractors of or for such Third Party. For example, both parties understand that it could be reasonable under the circumstances for a Party to agree in good faith not to have rights to license and/or enforce Patents directed to inventions that arise out of: (i) bona fide joint development projects based in substantial part on the pre-existing technology of an independent Third Party; or (ii) bona fide joint development projects undertaken with the significant assistance of the employees and/or contractors of an independent Third Party.

2.6 Restricted Patents.

(a) If a Party or its Subsidiaries does not own or have the right to grant licenses of the full scope set forth in this Agreement to a Patent that would otherwise qualify as a Broadcom Patent or Microtune Patent, as applicable, but for such limitations, then the licenses granted under such Patent shall be of the broadest scope that such Party or any of its Subsidiaries has the right to grant within the scope of the licenses set forth in this Agreement.

(b) If a Patent is subject to payment obligations to a Third Party (other than to a Third Party for inventions made by such Third Party while employed by the respective Party or any of its Subsidiaries) and would otherwise qualify as a Broadcom Patent or Microtune Patent, as applicable, a Party shall have the right to include such Patent under the licenses granted to such Party and its Licensed Subsidiaries under this Agreement so long as such Party agrees in writing

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to, and actually does, make all payments required to be made to the Third Party as a result of such licenses and holds the licensee Party harmless with respect to such payment obligations.

(c) If a Party or any of its Subsidiaries owns or has the right to enforce, or can control the enforcement of, or has a financial interest in the enforcement of any Patent that would qualify as a Broadcom Patent or Microtune Patent, as applicable, if owned by the respective Party or any of its Subsidiaries, such Party and its Subsidiaries shall not take any action to enforce such Patent against the other Party or any of its Licensed Subsidiaries within the scope of the licenses set forth in this Agreement.

(d) If a Party or any of its Subsidiaries is entitled to receive any share of money damages and/or royalties for a Patent owned by a Third Party that would qualify as a Broadcom Patent or Microtune Patent, as applicable, if owned by the respective Party or any Subsidiary, and cannot prevent the independent enforcement of such Patent by the Third Party notwithstanding compliance with its obligations under Section 2.5(c) above, then such Party shall reimburse the other Party and its Licensed Subsidiaries for any such amounts which it or its Subsidiaries receives if such Patent is enforced against such other Party or its respective Licensed Subsidiary.

2.7 Covenant not to Sue.

(a) In addition to the licenses granted in this Article II, Broadcom (on behalf of itself and each of its Subsidiaries) also agrees that, for a period commencing on the Effective Date and continuing throughout the Term, that:

(i) Broadcom will neither bring nor cause to be brought, and will cause its Subsidiaries not to bring nor cause to be brought, any action, suit, or proceeding against Microtune or any of its Licensed Subsidiaries alleging that the Analog Video Demodulator (as defined below) infringes any Patent meeting the definition of “Broadcom Patent” set forth in Section 1.3(a) (but without the limitation described in Section 1.3(b));

(ii) Broadcom will neither bring nor cause to be brought, and will cause its Subsidiaries not to bring nor cause to be brought, any action, suit, or proceeding against Microtune or any of its Licensed Subsidiaries alleging infringement of any Patent meeting the definition of “Broadcom Patent” set forth in Section 1.3(a) (but without the limitation described in Section 1.3(b)) by reason of the exercise by Microtune of any of the rights, and subject to the limitations, described in Section 2.3 with respect to the Analog Video Demodulator (as defined below), it being the Parties’ intention that the covenant not to sue have the same scope as if the term “Microtune Licensed Product” included the Analog Video Demodulator (as defined below) for the purposes of Section 2.3; and

(iii) Broadcom agrees that it and its Subsidiaries, under the covenant not to sue in this Section 2.7, are subject to all the provisions of Sections 2.5 and 2.6 within the same scope as if the term “Microtune Licensed Product” included the Analog Video Demodulator (as defined below).

(b) As used herein, “Analog Video Demodulator” means [***]

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2.8 No Other Rights. No rights or licenses are granted under any Patents except as expressly provided herein, whether by implication, estoppel or otherwise.

ARTICLE III – CONSIDERATION

3.1 Per Unit Royalty. In consideration of the license granted by Microtune to Broadcom for Royalty Bearing Products and for other good and valuable consideration, receipt of which is hereby acknowledged, Broadcom or Broadcom International (as allocated among themselves in their sole discretion), jointly and severally agree to pay to Microtune the per unit royalty described in the chart below (the “Royalty”) for each unit of Royalty Bearing Product sold, directly or indirectly, by Broadcom or its Licensed Subsidiaries, as follows:

(a) No royalty shall accrue for prototypes, tests, samples, demonstration or marketing units provided by Broadcom or its Licensed Subsidiaries without monetary consideration, or for any returns for which Broadcom or its Licensed Subsidiary provides a refund of the price paid by the Third Party or grants a full credit for the price paid or provides a replacement or for which a replacement is provided (it being understood that a Royalty will be paid for the replacement).

(b) The Royalties set forth in this Section 3.1 shall be Broadcom’s and its Licensed Subsidiaries’ sole payment obligation, and Microtune’s and its Subsidiaries’ sole remuneration, for the licenses granted under this Agreement.

(c) Royalties under the table set forth below shall be due for any Royalty Bearing Product as follows: (i) a single per unit Royalty at [***] of the amount set forth in the table shall be due for a Royalty Bearing Product if it integrates a single Dual Conversion Tuner, and (ii) a single per unit Royalty at [***] of the amount set forth in the table shall be due for a Royalty Bearing Product if it integrates two or more Dual Conversion Tuners on a single semiconductor substrate. In addition, in the event that there are multiple Royalty Bearing Products in a single system-level product (e.g. multiple Dual Conversion Tuner chips in a single set-top box), Broadcom shall pay the per unit Royalty on each Royalty Bearing Product, calculated as described in the first sentence. By way of example, and not by way of limitation, the Royalty payable in [***] for a set top box in which three chips are included, each of which integrates one Dual Conversion Tuner, shall be [***] times 3 Royalty Bearing Products, or [***]; and the Royalty payable in [***] for a set top box in which three chips are included, each of which integrates two Dual Conversion Tuners on a single semiconductor substrate, shall be [***] times 3 Royalty Bearing Products, or [***]).

(d) Royalties shall commence to accrue on account of Royalty Bearing Products sold, directly or indirectly, by Broadcom or its Licensed Subsidiaries, [***]. Royalties owing for the period prior to the Effective Date shall be paid with the payment due by [***], in accordance with the provisions of Section 3.2.

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3.2 Payments. Royalties shall be paid within forty-five (45) days after the end of each calendar quarter during the Term in which such Royalties accrue. The first payment on [***] will include Royalties due on account of the sale of Royalty Bearing Products made after [***] and prior to [***]. All Royalty amounts shall be paid to Microtune in United States dollars and shall be sent to Microtune at the address set forth in Section 6.5.

3.3 Royalty Statements. Broadcom shall furnish to Microtune, at the same time it makes payment of Royalties under Section 3.2, a royalty statement setting forth: (i) the total aggregate number of Royalty Bearing Products sold by Broadcom and its Licensed Subsidiaries; (ii) the total aggregate number of prototype, test, sample, demonstration and marketing units and returns under Section 3.1; and (iii) the total aggregate amount of Royalties due for the respective quarter. Such statements shall not be required to include any additional information. Broadcom shall furnish such statements to Microtune whether or not any of the Royalty Bearing Products have been sold during the period to which such statements refer. Microtune shall maintain all royalty statements as confidential and shall not use royalty statements for any purposes other than to determine if the Royalties paid under this Agreement were correct and/or enforcing its rights to receive Royalties under this Agreement.

3.4 Retention of Records; Audit. Broadcom and its Licensed Subsidiaries shall keep, at their respective principal place of business, full and accurate records regarding the calculation of Royalties under this Agreement for a period of two (2) years after the calendar quarter to which such records relate. Microtune may have an independent accounting firm, reasonably acceptable to Broadcom, audit such records of Broadcom and its Licensed Subsidiaries not more than once for each Year. Such audit shall be conducted during normal business hours, with at least twenty (20) days prior written notice to Broadcom by Microtune. All audits under this Section 3.4 shall be limited to records for Royalties accruing no more than two (2) years prior to the time such audit is conducted. The auditor shall be required to sign a reasonable confidentiality agreement with Broadcom and, except as otherwise expressly provided under Section 4.3(b)(vi), shall only disclose to Microtune whether Broadcom has complied with its payment obligations and, if not, the amount owed. If the audit uncovers a shortfall in payments by Broadcom for the period of the audit of [***] or more between Royalties due as determined by the audit and the Royalties actually paid for the period audited, then the reasonable expense of the audit shall be borne by Broadcom, and Broadcom shall promptly pay to Microtune any such shortfall or underpayment. Otherwise, the expense of the audit shall be borne by Microtune.

3.5 Accuracy of Statements and Payments. Receipt or acceptance by Microtune of any Royalty or other statement furnished by Broadcom pursuant to this Agreement, or of any sums paid by Broadcom hereunder, shall not preclude Microtune from challenging the correctness thereof within two (2) years after the period to which such Royalty or statement applies. In the event that any inconsistencies or mistakes are discovered by either Party in such statements or payments within such two (2) year period, Broadcom shall rectify such inconsistency or mistake by an appropriate payment or credit on the next royalty statement or, if there is a dispute regarding such inconsistency or mistake, such matter will be resolved as described in Section 4.3.

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3.6 Taxes. All Royalties due from Broadcom to Microtune under this agreement shall be made free and clear of and without deduction for any and all taxes, if any, which may be asserted by any national, federal, state, provincial or local governmental entity (“Tax” or “Taxes”), other than corporate income taxes imposed on Microtune and withholding taxes imposed on Microtune on the gross payment subject to tax. The parties shall cooperate to ensure that any Taxes withheld or deducted are minimized to the extent possible under applicable law or applicable income tax treaty.

ARTICLE IV – TERM AND TERMINATION

4.1 Term. The term of this Agreement shall commence upon the Effective Date and shall continue until the expiration of ten (10) years after the Effective Date (the “Term”). The grant of the license to each Party and its Licensed Subsidiaries under Sections 2.1 and 2.2 above to Existing Patents shall be for the life of the applicable Patent, and the grant of the license to each Party and its Licensed Subsidiaries under Sections 2.1 and 2.2 above to New Patents shall be for the Term, unless sooner terminated in accordance with the provisions of this Article IV.

4.2 Termination for Convenience. Each Party, as licensee, shall have the right to terminate the license granted to such Party and its Licensed Subsidiaries for convenience with respect to any particular Licensed Product or Patent upon written notice to the other Party, as licensor. Notwithstanding the foregoing or anything to the contrary set forth herein, Broadcom shall have no right to terminate Microtune’s license to Broadcom under Section 2.2 above with respect to Royalty Bearing Products and no right to terminate its obligation to pay Royalties on Royalty Bearing Products, which obligation is irrevocable and non-terminable by Broadcom.

4.3 Termination of License for Royalty Bearing Products.

(a) Right to Terminate. Microtune may provide written notice to Broadcom if: (i) an audit by Microtune under Section 3.4 establishes a shortfall in payments by Broadcom, (ii) Microtune reasonably and in good faith believes that there is a shortfall in payments by Broadcom, or (iii) Microtune reasonably and in good faith believes that a Broadcom Licensed Product is a Royalty Bearing Product and Royalties have not been paid for such product. If Broadcom does not make the payments required by this Agreement within thirty (30) days from the date of Microtune’s written notice, either party may submit the matter to dispute resolution under Section 4.3(b). If the arbitrators under Section 4.3(b) decide that Broadcom has failed to pay as required under this Agreement, Broadcom shall have ten (10) days after the decision of the arbitrators is rendered to pay the amount awarded by the arbitrators. If Broadcom fails to make such payment within such ten (10) day period, then Microtune may provide written notice terminating the license granted to Broadcom for the particular Royalty Bearing Product that was the subject of the arbitrator’s decision. Such termination shall not terminate Broadcom’s license for any other Licensed Products (including Royalty Bearing Products that were not the subject of the arbitrators’ decision). Microtune shall not have any right to terminate the license granted to Broadcom except as expressly set forth in this Section 4.3(a).

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(b) Resolution of Dispute. The Parties agree to resolve the following disputes by escalation and binding arbitration as described in this Section 4.3(b): (x) whether a particular Licensed Product is a Royalty Bearing Product, if disputed by the Parties; (y) the amount of any shortfall in Royalties paid by Broadcom for a Royalty Bearing Product (if any), if disputed by the Parties; and (z) any award of attorneys fees and apportionment of expenses between the parties for arbitration as set forth in Section 4.3(b)(vii) below.

(i) The party requesting dispute resolution will provide the other with written notice of its intent to resolve the dispute in accordance with the provisions of this Section 4.3(b) setting forth in reasonable detail the nature of the disputed Royalties (including such financial, product and other information as such Party deems appropriate to resolve the dispute). A senior executive (of at least the Vice President level) of each Party with authority to resolve the dispute will meet in person within ten (10) days of the delivery of such written notice requesting dispute resolution, with the sole task of endeavoring to resolve the dispute regarding the amount of Royalties payable hereunder.

(ii) The failure of the senior executives to resolve the dispute within the 10-day period above shall give either Party the right to demand that the dispute be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and the procedures set forth below. In the event of any inconsistency between such rules and the procedures set forth below, the procedures set forth below shall control. Either Party shall have the right to institute the procedure designated in this Section by making written demand on the other Party, specifying in reasonable detail the nature of the dispute and the intent to arbitrate.

(iii) The arbitrators shall use all reasonable efforts to decide, on or before the expiration of sixty (60) days from receipt of the demand for arbitration. The arbitration decision shall be limited to (x) whether a particular Licensed Product is a Royalty Bearing Product, if disputed by the Parties; (y) the amount of any shortfall in Royalties paid by Broadcom for a Royalty Bearing Product (if any), if disputed by the Parties; and (z) attorneys fees and apportionment of expenses between the parties as set forth in Section 4.3(b)(vii) below. The arbitrator is specifically instructed that he or she may consider whether Broadcom has repeatedly failed to pay or repeatedly understated Royalties in the past or whether Microtune has repeatedly been required to exercise its rights to audit before receiving Royalties due hereunder or whether Microtune has repeatedly provided notices under Section 4.3(a) or repeatedly made a demand for dispute resolution without a breach by Broadcom of its payment obligations, for the purpose of determining the award (if any) to be granted to either Party under (z) above. Judgment upon the award rendered by the arbitrator may be enforced in any court having jurisdiction thereof.

(iv) The location of the arbitration shall be in Houston, Texas.

(v) The arbitration shall be conducted by three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration, and who are familiar with the semiconductor industry. Each Party will shall

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promptly select an arbitrator (meeting the qualification set forth above) within ten (10) days after delivery of the notice of intent to arbitrate described subparagraph (ii) and forward to the other Party written notice of its selection of such 10-day period. If a Party fails to select an arbitrator within such 10-day period, the arbitrator to be appointed by such Party shall be selected by the chief executive of the Houston office of the American Arbitration Association. The two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall preside over the arbitration hereunder.

(vi) Unless the parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, subject to an appropriate protective order (b) the identification of witnesses to be called at the hearing, which identification shall give the witness name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness, and (c) the results of the audit, if any, conducted pursuant to Section 3.4, including the working papers, copies of records under Section 3.4 and other information deemed relevant by the auditor in conducting his or her audit (which papers, records and other information will be subject to an appropriate protective order). The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

(vii) The arbitrators’ award shall include, in the judgment of the arbitrators, and shall be limited to: (i) the shortfall (if any) in Royalties paid by Broadcom, (ii) interest at [***] as reported by Morgan Guaranty Trust Co. of New York, New York, from the date that such Royalties were payable under Section 3.2 until the date upon which such payment is made, and/or (iii) the expenses of the arbitration, including the arbitrator’s fees, expert witness fees, and attorney’s fees, which may be awarded to the prevailing Party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one Party is to pay for all (or a share) of expenses of the arbitration, both parties shall share equally in the payment of the arbitrators’ fees as and when billed by the arbitrators.

4.4 No Other Termination. Neither Party shall have the right to terminate this Agreement or any license for any reason except as expressly set forth in this Article IV or as expressly set forth in Article V.

4.5 Survival.

(a) Termination of License for Royalty Bearing Products. The licenses granted to Broadcom and Microtune under Sections 2.1 and 2.2 above shall survive for all other Licensed Products for the remainder of the Term, as set forth in Section 4.1, notwithstanding any termination of Broadcom’s license for a particular Royalty Bearing Product under Section 4.3 above or any termination for convenience with respect to any other product under Section 4.2.

(b) Expiration of Term. Except as otherwise expressly set forth in Sections 4.2 and 4.3 and Article V, the license granted to each Party and its Licensed Subsidiaries under

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Sections 2.1 and 2.2 above shall survive after the Term on a royalty-free basis with respect to Existing Patents and shall terminate with respect to New Patents at the end of the Term. The licenses that so survive termination shall be perpetual, irrevocable and non-terminable with respect to Existing Patents and shall remain in effect until the expiration of the last to expire of the Existing Patents. The provisions of Sections 2.1, 2.2, 2.3, 2.4 and 2.6, and Article V shall survive with respect to all surviving licenses. In addition, the provisions of this Section 4.5 and Sections 6.2 through 6.13 shall survive after the Term. Article III shall terminate at the end of the Term (except with respect to Royalties accruing prior to the end of the Term).

ARTICLE V – CHANGE OF CONTROL AND SUBSIDIARIES

5.1 Change of Control. In the event of a Change of Control of either Microtune or Broadcom:

(a) [***]

(b) Nothing described in Section 5.1(a) above limits the Licensed Products of the other Party that is not subject to the Change of Control.

(c) Upon a Change of Control of either Party: (i) the Capture Period (as it applies to both Parties) shall be shortened to end on the effective date of such Change of Control (to the extent that the Capture Period has not already ended), (ii) the license under Section 2.1 shall be limited to Patents that fit within the definition of “Broadcom Patents” and were owned or licensable by Broadcom or any of its Subsidiaries immediately prior to the effective date of such Change of Control; and (iii) the license under Section 2.2 shall be limited to Patents that fit within the definition of “Microtune Patents” and were owned or licensable by Microtune or any of its Subsidiaries immediately prior to the effective date of such Change of Control. The Acquirer’s Patents (except for the Patents acquired by the Acquirer from the Acquired Party) shall not be licensed under this Agreement.

(d) If the Acquired Party is not the surviving entity in a Change of Control, then the Acquired Party may assign this Agreement in its entirety to the successor-in-interest to all or substantially all of its business or assets in such Change of Control, provided that (i) the successor-in-interest agrees in writing to be bound by the terms and conditions of this Agreement; (ii) the Acquired Party shall not retain any rights or licenses under this Agreement; and (iii) the provision of Sections 5.1(a), (b) and (c) shall apply to the successor-in-interest (to the same extent as if the successor-in-interest were the “Acquired Party” thereunder).

5.2 Subsidiaries.

(a) New Subsidiaries. If a Person becomes a Subsidiary of a Party after the Effective Date, then, from and after the effective date on which such Person becomes a Subsidiary, (i) such Person shall be granted the licenses set forth in Article II to the extent that such Person qualifies as a Licensed Subsidiary; and (ii) the Patents of such Subsidiary shall be licensed to the other Party and its Licensed Subsidiaries under the terms of Article II. The licenses described in subparagraph (i) above shall not have any retroactive effect for those units of

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products that were sold by the Subsidiary prior to the date on which it becomes a Licensed Subsidiary.

(b) Former Subsidiaries. Except as otherwise expressly set forth in Section 5.3(b) below, if a Person who is a Subsidiary or Licensed Subsidiary as of the Effective Date or becomes a Subsidiary or Licensed Subsidiary under Section 5.2(a) during the Term, but undergoes a change such that it no longer meets the definition of “Subsidiary” or “Licensed Subsidiary” of a Party (“Former Subsidiary”), then:

(i) The licenses granted to the Former Subsidiary under this Agreement with respect to Broadcom Patents or Microtune Patents, as applicable, shall terminate on the date the Former Subsidiary ceases to be a Licensed Subsidiary. Notwithstanding the foregoing, such termination shall not have any retroactive effect and the licenses granted to the Former Subsidiary under this Agreement with respect to Broadcom Patents or Microtune Patents, as applicable, for those units of Licensed Products previously sold or that have already been made and are in inventory which the Former Subsidiary demonstrates were made by or for the Former Subsidiary prior to the date on which it ceased to be a Licensed Subsidiary shall not be affected.

(ii) The licenses and covenants granted hereunder to the other Party and its Licensed Subsidiaries with respect to Patents of the Former Subsidiary shall continue as set forth in this Agreement; provided, however, that such licenses and covenants shall not extend to new Patents of the Former Subsidiary that were not Broadcom Patents or Microtune Patents, as applicable, prior to the date the Former Subsidiary ceases to be a Subsidiary.

(iii) Notwithstanding the foregoing provisions (i) and (ii) of this Section 5.2(b), if a Licensed Subsidiary of a Party is merged or subsumed into a Party or another Licensed Subsidiary of a Party such that the resulting Person remains a Party or a Licensed Subsidiary under this Agreement, the licenses granted to the Former Subsidiary under this Agreement shall remain in effect and shall continue to apply to the resulting Party or Licensed Subsidiary, as applicable.

5.3 Divestiture of Business or Assets.

(a) Divestiture of Business or Assets; General Rule.

(i) Except as otherwise expressly set forth in Section 5.3(b) below, if a Party or any of its Licensed Subsidiaries spins out or transfers a portion of its business or assets such that the business or assets are no longer part of a Party or any of its Licensed Subsidiaries under this Agreement, then the licenses set forth in Article II shall not apply prospectively to the respective portion of the business or assets which is the subject of the spin out or transfer. The termination of such license with respect to the portion of the business or assets which is the subject of the spin-out or transfer shall not retroactively terminate the license but shall continue to apply to those units of Licensed Products which were made by or for the transferring party prior to the effective date of such spin out or transfer.

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(ii) If a Party or any of its Subsidiaries assigns or transfers any Broadcom Patents or Microtune Patents, as applicable, the licenses granted to the other Party and its Licensed Subsidiaries set forth in Article II shall remain in effect with respect to those Patents that are assigned or transferred and are owned or licensable by such Party or its Subsidiary prior to the assignment or transfer. The transferring Party or transferring Subsidiary shall enter into a written agreement with the transferee making any such assignment or transfer expressly subject to the licenses set forth in this Agreement. The Broadcom Patents or Microtune Patents, as applicable, that are transferred shall be limited to those Patents that are owned or licensable by Broadcom or Microtune, respectively, immediately prior to the assignment or transfer. It is understood, however, that unless this entire Agreement is assigned to a Third Party as expressly permitted under Sections 5.1 or 5.3(b), Broadcom agrees to continue to pay Royalties to Microtune and shall not be required to pay any Royalties to the assignee of any Microtune Patents.

(b) Divestiture of Material Business Unit after Capture Period.

(i) Each Party (“Assigning Party”) may assign all right, title and interest in and to this Agreement to a successor in connection with the sale of all or substantially all of the business or assets of a Material Business Unit (as defined below) after the end of the Capture Period, provided that: (i) the successor agrees in writing to be bound by the terms and conditions of this Agreement; (ii) the Assigning Party shall not retain any rights or licenses under this Agreement; and (iii) the Licensed Products of the successor shall be limited to the Existing Products of the Assigning Party that are transferred to the successor as part of the Material Business Unit. Licensed Products will not include any products made available by the Third Party involved in such assignment or any of its Subsidiaries prior to such assignment or error corrections, updates, new versions or follow-on products to those products of the Third Party even if of the same type or nature as those made available by the Assigning Party. The limitations described above do not apply to limit the Licensed Products of the non-assigning Party or its Licensed Subsidiaries. No assignment of this Agreement in whole or in part shall be permitted under this Section 5.3(b) prior to the end of the Capture Period, it being understood that assignment of this Agreement prior to the end of the Capture Period shall be permitted only in connection with a Change of Control of Broadcom or Microtune, as expressly set forth in Sections 5.1 and 6.6.

(ii) As used in this Section 5.2(d), a “Material Business Unit” means [***]

(iii) If any Broadcom Patents or Microtune Patents, as applicable, are included with the divestiture of a Material Business Unit permitted herein, the licenses granted to the other Party and its Licensed Subsidiaries set forth in Article II with respect to those Patents shall remain in effect, and the transferring Party or transferring Licensed Subsidiary shall enter into a written agreement with the transferee making any such assignment or transfer expressly subject to the licenses set forth in this Agreement. The licenses granted to the other Party and its Licensed Subsidiaries set forth in Article II with respect to any Broadcom Patents or Microtune

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Patents, as applicable, retained by the assigning Party and its Subsidiaries shall also remain in effect.

ARTICLE VI – MISCELLANEOUS PROVISIONS

6.1 Representations and Warranties.

(a) Each of the Parties hereto represents and warrants that it has the power and authority to enter into this Agreement, to perform all of its duties and obligations under this Agreement and to grant all rights, licenses and covenants granted by such Party under this Agreement.

(b) Microtune and Microtune-LP each represent and warrant that (i) Microtune or Microtune-LP owns the Patent asserted against Broadcom in the Actions (as defined in Section 1.1 of the Settlement Agreement) and has the right to grant licenses with respect to such Patent of the full scope set forth herein; (ii) Microtune or its Subsidiaries has the right to grant licenses of the full scope set forth herein with respect to all Patents owned by Microtune or any of its Subsidiaries as of the Effective Date; (iii) no payment to any Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Microtune or any of its Subsidiaries) is required for the licenses granted with respect to Patents owned by Microtune or any of its Subsidiaries as of the Effective Date; (iv) neither Microtune nor any of its Subsidiaries has any Affiliate (other than Microtune or its Subsidiaries under this Agreement) who owns any Patents as of the Effective Date; (v) neither Microtune nor any of its Subsidiaries has entered into any agreement or arrangement on or prior to the Effective Date under which it assigns ownership of Patents into a holding company or other Person for enforcement and licensing of such Patents (other than Microtune or its Subsidiaries under this Agreement); and (vi) neither it nor its Subsidiaries has assigned ownership of any Patents to a Third Party in the one (1) year period prior to the Effective Date.

(c) Broadcom and Broadcom International each represent and warrant that (i) Broadcom owns the Patent asserted against Microtune in the Actions (as defined in Section 1.1 of the Settlement Agreement) and has the right to grant licenses with respect to such Patent of the full scope set forth herein; (ii) Broadcom or its Subsidiaries has the right to grant licenses of the full scope set forth herein with respect to all Patents owned by Broadcom or any of its Subsidiaries as of the Effective Date; (iii) no payment to any Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Broadcom or any of its Subsidiaries) is required for the licenses granted with respect to Patents owned by Broadcom or any of its Subsidiaries as of the Effective Date; (iv) neither Broadcom nor any of its Subsidiaries has any Affiliate (other than Broadcom or its Subsidiaries under this Agreement) who owns any Patents as of the Effective Date; (v) neither Broadcom nor any of its Subsidiaries has entered into any agreement or arrangement on or prior to the Effective Date under which it assigns ownership of Patents into a holding company or other Person for enforcement and licensing of such Patents (other than Broadcom or its Subsidiaries under this Agreement); and (vi) neither it nor its Subsidiaries has assigned ownership of any Patents to a Third Party in the one (1) year period

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prior to the Effective Date. Broadcom represents that there has been no material change in the tuner architecture of the [***] since January 31, 2004.

(d) Nothing contained in this Agreement shall be construed as:

(i) a warranty or representation by either Party as to the validity or scope of any of its Patents;

(ii) requiring either Party to file or maintain any patent application, or to secure or maintain in force any patent;

(iii) a warranty or representation by either Party that any manufacture, sale, use or other disposition of products by the other Party has been or will be free from infringement of any Patents or intellectual property rights of any third party;

(iv) an agreement by either Party to bring or prosecute actions or suits against third parties for infringement, or conferring any right to the other Party to bring or prosecute actions or suits against third parties for infringement;

(v) conferring upon any Party or its Licensed Subsidiaries any right to include in advertising, packaging or other commercial activities related to a Licensed Product, any reference to the other Party (or any of its Subsidiaries), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such Licensed Product is in any way certified by the other Party or its Subsidiaries;

(vi) conferring by implication, estoppel or otherwise, upon either Party, any right or license under Patent except for the rights and licenses expressly granted hereunder; or

(vii) an obligation to furnish any technical information, copyrights, mask works or know-how.

(e) Disclaimers. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE BROADCOM PATENTS OR MICROTUNE PATENTS, AS APPLICABLE, AND DOES NOT ASSUME ANY RESPONSIBILITY WHATSOEVER WITH RESPECT TO THE MANUFACTURE, OFFER FOR SALE, SALE, DISTRIBUTION, USE, IMPORTATION, OR OTHER DISPOSAL OF ANY LICENSED PRODUCT BY THE OTHER PARTY. NEITHER PARTY SHALL IN ANY CIRCUMSTANCES BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, OR FOR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER ANY LEGAL THEORY OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

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6.2 Confidentiality of Terms. Neither Party shall disclose the terms of this Agreement without the prior written consent of the other Party except:

(a) to Subsidiaries of the Parties in confidence;

(b) with the prior written consent of the other Party, at such other Party’s sole discretion;

(c) to any governmental body having jurisdiction and specifically requiring such disclosure (in confidence to the extent allowed);

(d) in response to a valid subpoena or as otherwise may be required by law (in confidence to the extent allowed);

(e) as otherwise may be required by law or legal process (including legal requirements and regulations of the U.S. Securities and Exchange Commission and rules of NASDAQ), as determined by such Party based on advice and counsel from such Party’s outside securities counsel that such disclosure is advisable under such law or legal process;

(f) as set forth in the mutually agreed press release set forth in Exhibit D (Press Release) of the Settlement Agreement, provided that no further press releases or publicity regarding this Agreement shall be made by a Party, except as otherwise required by law or legal process or as otherwise authorized by this Agreement or other agreement between the Parties;

(g) to state (i) that a Party and its Subsidiaries have settled with the other Party, and (ii) any information that is included within the press release described above, and (iii) any information that is included within filings made pursuant to the regulations of the U.S. Securities and Exchange Commission and rules of NASDAQ, as permitted under Section 6.2(e), but only to shareholders, analysts and other interested parties,

(h) any other information disclosed by a Party or its Licensed Subsidiaries for bona fide business reasons regarding the license such Party or its Licensed Subsidiaries has received for its Licensed Products (other than the financial terms, which may only be disclosed in the context of a transaction described in subparagraph (k) below), which information is included within the scope of a nondisclosure agreement executed by the recipient of such information,

(i) to a Party’s or its Subsidiaries’ accountants, legal counsel and other financial and legal advisors in their capacity of advising a Party in such matters, subject to obligations of confidentiality and/or other legal duties preventing disclosure consistent with this Section 6.2;

(j) if a Party is required to do so by a subpoena (or other legal process) or court order seeking disclosure of the terms set forth in this Agreement, such Party or Subsidiary shall, before responding thereto, provide the other Party with prior written notice of such subpoena, legal process, order or legal requirement in sufficient time (if reasonably feasible) to permit the other parties the opportunity to object (or, if the timing of such litigation makes advance notice impracticable, such notice is provided within ten (10) days after such disclosure), to seek a court-entered protective order or comparable court-ordered restriction, and shall reasonably cooperate with the other Party in its efforts to obtain such protective order and provided further that, the disclosing Party shall seek to have the disclosure of such terms and conditions restricted, as

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authorized or permitted by the court, in the same manner as is the confidential information of other litigating Persons; and

(k) to a Third Party in connection with a potential merger or acquisition by, of or with the Party, or any permitted transaction described in Article V or permitted assignment described in Section 6.6, provided that such disclosure shall (i) be on a strictly limited, need-to-know basis, (ii) when the Party believes that such transaction is reasonably likely to take place, and (iii) on terms applicable to other highly confidential information disclosed by such Party in connection with such transaction provided such terms prohibit disclosure, prohibit use for any purpose other than as required for due diligence in connection with the potential transaction and provide for reasonable care;

provided, however, that prior to any such disclosure pursuant to paragraphs (c) and/or (d) hereof, the Party seeking disclosure shall provide reasonable advance written notice to the other Party, and cooperate with the other Party and take all reasonable actions in an effort to minimize the nature and extent of such disclosure. In addition, attached to the Settlement Agreement as Exhibit E is Microtune’s initial disclosure with the U.S. Securities and Exchange Commission of the transaction contemplated under this Agreement, and Broadcom agrees that such initial disclosure (or any similar initial disclosure determined by Microtune to be adviseable based on advice and counsel from Microtune’s outside securities counsel) is a permitted disclosure under this Agreement.

Notwithstanding any provision to the contrary herein, any Party and any of its Subsidiaries is permitted to file this Agreement under seal with and disclose under seal this Agreement, in whole or in part, and information relating to this Agreement to a court, tribunal or government agency of competent jurisdiction in an action or proceeding brought by or against a Party or a Subsidiary of a Party when reasonably necessary for such action or proceeding, subject to written notice to the other Party and an opportunity to obtain a protective order or other restriction as described in Section 6.2(j).

6.3 Representation. Each Party hereby declares and represents that it is executing this Agreement after consultation with its own independent legal counsel.

6.4 Further Acts. Each Party to this Agreement agrees to perform any further acts and to cause its Subsidiaries to perform such further acts, and execute and deliver and to cause its Subsidiaries to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

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6.5 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be by personal delivery, or if dispatched by by confirmed facsimile, prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Microtune:	Microtune, Inc.
2201 10th Street
Plano, Texas 75074
Attn: General Counsel
Telephone: 972.673.1600
Fax: 972.673.1602

With copy to:	Alan Albright, Esq.
Gray Cary Ware & Freidenrich LLP
1221 S. MoPac Expressway
Suite 400
Austin, TX 78746
Telephone: 512-457-7121
Fax: 512.457.7001

Elisabeth Eisner, Esq.
Gray Cary Ware & Freidenrich LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121 2133
Telephone: 858.677.1484
Fax: 858.677.1477

If to Broadcom:	Vice President of Business Affairs and General Counsel
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
Telephone: (949) 450-8700
Fax: (949) 450-0504

With copy to:	Ron E. Shulman, Esq.
Wilson Sonsini Goodrich and Rosati
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone: 650.496.4083
Fax: 650.493.6811

Michael Murphy, Esq.
Wilson Sonsini Goodrich and Rosati
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone: 650-320-4826
Fax: 650.493.6811

Notices shall be deemed given upon personal delivery, five (5) days after deposit in the mail, confirmation of facsimile or upon acknowledgment of receipt, or, if delivery is not

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accomplished by reason of some fault of the addressee, when tendered for delivery. Any party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

6.6 Assignment. Except as is expressly permitted in Sections 5.1 and 5.3(b) and this Section 6.6, neither Party may assign this Agreement or any right or obligation under this Agreement without the prior written consent of the other Party. Either party shall have the right to assign this Agreement in its entirety (in a transaction that does not meet the definition of “Change of Control”) to a successor-in-interest who is not an Electronics Company in connection with the sale or other transfer of all or substantially all of its business or assets, whether by sale, merger or otherwise, provided that (i) the successor-in-interest agrees in writing to be bound by the terms and conditions of this Agreement; and (ii) the assigning party shall not retain any rights or licenses under this Agreement. Assignment in connection with a Change of Control or divesture of a Material Business Unit shall be governed by Sections 5.1 and 5.3(b), respectively. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

6.7 Governing Law. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of New York, without reference to conflict of laws principles.

6.8 Jurisdiction. Except as otherwise set forth in Section 4.3, Microtune and Broadcom agree (a) to request that all disputes and litigation regarding this Agreement and matters connected with its performance be subject to the exclusive jurisdiction of the federal courts located in Houston, and (b) to submit any disputes, matters of interpretation, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to these courts. The Parties hereby waive any challenge to the jurisdiction or venue of this court over these matters. This Section 6.8 shall not be construed as restricting or limiting either Party’s ability (if applicable under the terms of this Agreement) to immediately assert a license or other defense in any litigation or other proceeding against such Party, such Party’s Licensed Subsidiaries, or its or their Licensed Products or the resellers, distributors or customers of such Licensed Products, regardless of jurisdiction or venue.

6.9 Bankruptcy. Each Party acknowledges that all rights and licenses granted by it under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. Each Party acknowledges that if such Party, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other Party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that applicable law excuses the Party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor

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in possession as a basis for opposing assumption of the Agreements by the other Party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute; provided, however, that the debtor in possession, trustee-in-bankruptcy and any successor (as applicable) agrees in writing that any Change of Control or sale of any Material Business Unit (whether resulting from such bankruptcy proceeding or otherwise) shall remain subject to Article V above.

6.10 Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

6.11 Entire Agreement. This Agreement, together with the Settlement Agreement and the Business Agreement, embodies the entire understanding of the parties with respect to the subject matter hereof and thereof, and merges all prior discussions and agreements (written or oral) between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof and thereof other than as expressly provided herein and therein. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. This Agreement, the Settlement Agreement and the Business Agreement are independent agreements that shall be governed and construed according to their own terms and a breach or default under any one such agreement shall not be considered a breach or default under any of the other agreements.

6.12 Modification; Waiver. No modification or amendment to this Agreement will be effective unless it is in writing and executed by authorized representatives of the parties, nor will any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

6.13 Construction. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” “for example”, “such as” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The headings in this Agreement will not be referred to in connection with the construction or interpretation of this Agreement.

6.14 Counterparts. This Agreement may be executed in identical counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

6.15 Section Headings. Section headings are inserted for convenience only, and shall not be used in any way to construe the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

Microtune, Inc.		Broadcom Corporation

By:	/s/ James A. Fontaine	By:	/s/ Daniel A. Marotta

Name:	James A. Fontaine	Name:	Daniel A. Marotta

Title:	CEO and President	Title:	Group Vice President

Microtune (Texas), L.P.		Broadcom International Limited

By:	/s/ James A. Fontaine	By:	/s/ Daniel A. Marotta

Name:	James A. Fontaine	Name:	Daniel A. Marotta

Title:	CEO and President	Title:	Group Vice President

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Exhibit A

Analog Video Demodulator

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